EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 11, 2002, relating to the consolidated balance sheet of Trans-Century Resources, Inc. as of December 31, 2001 and the related consolidated  statements of operations, consolidated shareholders' equity, partners' capital and consolidated cash flows for the years ended December 31, 2001 and 2000.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Sprouse & Anderson, L.L.P.

SPROUSE & ANDERSON, L.L.P.

Certified Public Accountants

Austin, Texas

January 30, 2003